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                                                                    EXHIBIT 99.1
Thursday June 7, 4:06 pm Eastern Time

Press Release

Lantronix, Inc. Signs Definitive Agreement to Acquire Lightwave Communications


     IRVINE, Calif.--(BUSINESS WIRE)--June 7, 2001--Lantronix, Inc. (Nasdaq:
LTRX - news), today announced that it has signed a definitive agreement, subject
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to certain closing conditions, for the acquisition of the privately-held
Lightwave Communications, the Milford, Connecticut-based industry leader in device and system console management solutions.

     Under the terms of the agreement, Lantronix will issue an undisclosed amount of common stock and cash for all outstanding shares of Lightwave Communications and Lantronix will assume certain options and payoff certain debts of Lightwave. This acquisition will be accounted for as a purchase. Also under the terms of the agreement, all employees of Lightwave Communications are expected to remain with the company.

     Said Lantronix CEO Fred Thiel, ``While our original discussions regarding the acquisition of Lightwave ended in favor of establishing an OEM relationship with the company, it has been determined after further negotiations and changes in the structure that, by combining our two companies, we feel very comfortable that we could accelerate our penetration of the rapidly-growing high end console server market. As we've stated previously, we monitored developments in this segment and stood ready to make an acquisition if we deemed such a course of action to be strategically sound. After careful review of the entrants in the market and based on the strength of our ongoing relationship with Lightwave, we came to the conclusion that an acquisition of the company at this time would expediently and cost efficiently accomplish our objectives: the advancement of our technology base and customer acquisition.''

     About Lightwave Communications

     Lightwave Communications, Inc. is the industry leader in console management solutions offering a complete line of KVM (keyboard, video, mouse) and serial
(TTY) switches and extension systems. Strategic relationships and compliance affiliations exist between Lightwave and Silicon Graphics (SGI) as a Gold Seal Supplier, Hewlett Packard (HP) as a Channel Partner for Workstations and Clinical Systems, and Sun Microsystems (SUNW) as an IHV Developer. Lightwave's products serve more than 5000 customers worldwide. Lightwave Communications is privately held and headquartered in Milford, Connecticut. For more information on the company go to www.lightwavecom.com
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     About Lantronix

     Lantronix designs, develops and markets network device servers that enable almost any electronic device to be accessed, managed, controlled, reprogrammed and configured over the
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Internet or other networks using standard protocols for connectivity, including fiber optics, Ethernet and wireless.

     The company's Device Servers and Multiport Device Servers are fully integrated systems that contain memory, processors, operating systems, software applications and communications ports. As a result, users can gain instant access to critical information, manage and control devices in real-time and over the Internet or other networks.

     Lantronix was established in 1989, and its headquarters are in Irvine, California. For more information, visit the company on the Internet at www.deviceserver.com
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     This press release contains statements relating to future plans, events or performance that involve risks and uncertainties. These risks include, but are not limited to, the actual growth experienced by our target markets particularly the Device market, the receipt of actual orders from customers for our Device and Multiport Device Server products in line with our current expectations, the continued migration of the mix of our product sales to the higher margin Device Business, and the continued progress of our Research and Development efforts towards our end to end solution under development. Because of these and the other risk factors identified in our SEC filings our actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Lantronix undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


     Contact:
  Lantronix, Irvine
  Steven V. Cotton, Chief Operating Officer/
  Chief Financial Officer
  949/453-7115
   or
  Aubrye A. Harris, Investor Relations Manager
  949/450-7219